CREDIT TRANSACTION AGREEMENT
                               (FOR CORPORATIONS)

To : Kookmin Bank, Ltd.

Date :  November 24, 1999

Borrower: NewState Capital Co., Ltd.
          826-24 Yoksam-Dong
          Kamgnam-Gu, Seoul
     By : Noh Bok Huh, President
         (Corporate seal affixed)

           We acknowledge that, in connection with our credit transaction with Kookmin Bank, Ltd. (hereinafter referred to as the "Bank") pursuant to the terms and conditions set forth herein below, the provisions of standard Bank credit Transaction Rules (including Deposit Transaction rules and Trust Transaction Rules in case of comprehensive passbook automatic loan and overdraft)shall apply to this transaction and hereby agree to comply with each and every provision hereof.

Article 1 (Terms and Conditions)
--------------------------------

               Classification ; general fund loan
               Amount of Credit : Three billion Won
               Term of Transaction : From : November 24, 1999
                                     To   : May 24, 2000
               Interest Rate : 12.5 % per year
               Overdue Interest Rate : 19.0 % per year

           Calculation of Interest : 365 day year : calculated on a daily basis. However, international custom shall apply to foreign exchange transactions.

           Method of Disbursement : Full amount to be disbursed at the date of funding

           Payment of Interest : Every 30 days from funding

           Special Provision on Setoff : As to installment savings trust based loans, in the event the installment payment is not made for a period of four months, the Bank shall have the right to offset the loan with the trust fund by giving notice to the borrower even prior to maturity of the loan.

Article 2 (Late Payment)
------------------------

(1) We agree to immediately pay late charges in the event payment of interest or repayment of installment or principal of loan is not made when due.

(2) In the event we fail to repay our debts on the due date or in the event the maturity is accelerated in accordance with the terms of Article 7 of the Standard Bank Credit Transaction Rules, we agree to immediately pay late charges on the principal balance of the loan.

(3) As to installment savings trust based loans, we agree to pay interest until the day before the setoff date: after the setoff date, we agree to pay late charges on the principal balance of the loan.

(4) As to comprehensive passbook automatics loans and overdraft, we agree to immediately pay late charges on the amount of overpayment or overdraft.

Article 3 (Calculation of Loan Amount : Payment Schedule)
---------------------------------------------------------

(1) With respect to loans of installment disbursements, the total amount of loan shall be calculated after the last disbursement based on installment payment schedule and receipt or other proofs of disbursement.

(2) With respect to loans with installment amortization, other than installment savings trust based loans, the Bank agrees to deliver payment schedule to the borrower.

Article 4 (Reduction : Suspension)
----------------------------------

           If it becomes necessary due to changes in banking situation or for the purpose of preserving the Bank's security in the loans, the Bank may, by notice to the borrower, reduce the line of credit as set forth in Article 1 above or suspend further disbursement. In such an event, we agree to immediately repay any amount that exceeds the line of credit.

Article 5 (Comprehensive Passbook Automatic Loan and Overdraft)
---------------------------------------------------------------

(1) Any deposits into the borrower's comprehensive passbook account or checking account shall be considered to be automatically applied to the repayment of the loan. (Securities deposited into the account shall be considered to have been transferred to the Bank as collateral and shall be applied to the repayment only when they are liquidated.)

(2) Any overpayment or overdraft shall be paid through the borrower's account.

(3) The Bank in its discretion may make payment in excess of the line of credit as provided in Article 1 which we agree to repay immediately.

(4) Interest and late charges either may be withdrawn from the borrower's account or may be added to the loan amount, regardless of the amount of line of credit, which we agree to repay you immediately.

(5) Any overdraft paid by the Bank on our behalf shall be reimbursed as repayment of loan.

(6) We acknowledge that the notes or checks issued by us may be dishonored by the bank due to reduction or suspension as provided: n article 4 above.

(7) The Bank may in its own discretion honor the borrower's overdraft notes or checks even after the expiration of this transaction if they are issued prior to the expiration of this transaction and the terms and conditions of this Agreement shall also apply to such a loan.

Article 6 (Fees for unused Funds)
---------------------------------

           If the credit transaction herein line of credit or foreign exchange loan, we agreed to pay fees for unused funds at the rate established by the Bank.

Article 7 (delivery of Blank Note)
----------------------------------

(1) With respect to note loan. We agree to deliver a blank promissory note to the Bank.

(2) With respect to line of credit (except overdraft and automatic loan), wd agree to deliver a promissory with blank amount and due date to the Bank.

(3) The Bank shall have the right to fill out the blanks and enforce its rights in the event of the borrower's default or acceleration in accordance with
Article 7 (1) and (2) of the Standard bank Credit Transaction Rules.

(4) If the bank decides to fill out the blanks pursuant to the terms of Article 7 (1) above, the amount of the note shall not exceed the total amount of principal, interest, late charges and other ancillary charges.

Article 8 (currency and Exchange Rate)
--------------------------------------

           Foreign currency loan may be repaid in the same currency or Won. Repayment in Won shall be at the exchange rate of the telegraphic transfer selling rate on the repayment date..

Article 9 (Collateral : Insurance)
----------------------------------

           Unless the Bank requires otherwise, we agree to provide the Bank, as collateral, with the land, building and other improvements of which the loan is used for construction or installation and insure the Bank as additional insured.

Article 10 (Perfection of Security)
-----------------------------------

(1) In order to secure our debts herein we agree to establish the Bank's security interest in the following bank deposits, etc., and, accordingly, we have transferred the deposit certificates to the Bank for that purpose.

(2) The Bank's security interest as established in Article 10 (1) above shall include the principal, returns (including any future deposits) and any special or legal incentive payments.

(3) The bank's security interest shall not be affected by extension of terms. Modifications, renewals, division or increase or decrease of amount of the deposits. Further, in case of trust, the Bank's security interest shall cover returns of the trust notwithstanding any extension of term, including automatic extension by virtue of default.

(4) In lieu of enforcing the Bank's security interest as established in article 10 (1) above, the Bank shall have the right to offset the loan with the following deposits pursuant to the terms of the Standard Bank credit Transaction Rules.

               Classification :
               Account Number :
               Beneficiary :
               Contract Amount :
               Total amount of deposit :
               Date of Certificate :
               Date of Payment :

Article 11 (Miscellaneous)
--------------------------